EXHIBIT 10.3.2

AMENDMENT NUMBER TWO

to

LETTER OF INTENT (“LOI”)

DATED AUGUST 24, 2006

And

AMENDMENT NUMBER ONE

DATED FEBRUARY 14, 2007 (“AMENDMENT NUMBER ONE”)

by and between

FAGEN, INC. (“FAGEN”)

and

ILLINI BIO-ENERGY, LLC (“OWNER”)

This Amendment Number Two is entered into this 13th day of June, 2007, by and between Fagen, Inc., a Minnesota Corporation (“Fagen”) and Illini Bio-Energy, LLC, an Illinois Limited Liability Company (“Owner”).

In consideration of the mutual promises, covenants, and conditions contained in the LOI, Amendment Number One, and herein, and for other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree that this Amendment Number Two shall amend the LOI and Amendment Number One and that the terms and conditions of this Amendment Number Two shall supersede and replace the terms of the LOI and Amendment Number One as follows:

The parties hereto agree as follows:

1.             Paragraph 2 of the LOI shall be deleted in its entirety and replaced as follows.

2.             Contract Price. Subject to the terms and conditions set forth herein, Owner shall pay Fagen One Hundred Twenty Million Dollars ($120,000,000.00) (the “Contract Price”) as full consideration to Fagen for full and complete performance of the services described in the Design-Build Agreement and all costs incurred in connection therewith. Such price shall be fixed until December 31, 2007.

(a)           The Contract Price shall not include any costs related to union labor or prevailing wage requirements. If any action by Owner, a change in Applicable Law, or a Governmental Authority (as those terms are defined in the Design-Build Agreement) acting pursuant to a change in Applicable Law, shall require Fagen to employ union labor or compensate labor at prevailing wages, the Contract Price shall be adjusted upwards to include any increased costs associated with such labor or wages. Such adjustment shall include, but not be limited to, increased labor, subcontractor, and material and equipment costs resulting from any union or prevailing wage requirement; provided, however, that if an option is made available to either employ union labor, or to compensate labor at prevailing wages, such option shall be at Fagen’s sole discretion and that if such option is executed by Owner without Fagen’s agreement, Fagen shall have the right to terminate this Letter of Intent or the Design-Build Agreement, as applicable, and receive compensation pursuant to Paragraph 4(c) of the LOI or the terms of the Design-Build Agreement, whichever is applicable.

(b)           If the Construction Cost Index published by Engineering News-Record Magazine (“CCI”) for the month in which a Notice to Proceed is given to Fagen is greater than 7938.58 (June 2007), the Contract Price shall be adjusted to reflect such increase, but only in the event that a valid Notice to Proceed is not accepted prior to January 1, 2008. If Fagen accepts a valid Notice to Proceed prior to January 1, 2008, there shall be no CCI increase to the Contract Price.

(c)           In addition, commencing on January 1, 2008, and the first of each calendar month thereafter, the Contract Price shall be increased by 1% per calendar month until Notice to Proceed is accepted.

(d)           If a valid Notice to Proceed is not accepted by December 31, 2008, Fagen shall have the right, at its sole discretion, to terminate this Letter of Intent or the Design-Build Agreement, as applicable, and receive compensation pursuant to Paragraph 4(c) of the LOI or the terms of the Design-Build Agreement, whichever is applicable.

2.             Paragraph 9 of the LOI is amended and replaced as follows:

9.             Legal Effect. Although this Letter of Intent does not contain all matters upon which agreement must be reached in order for the Transaction to be consummated, Fagen and Owner wish to set forth, prior to the execution of the Transaction Documents, their mutual agreement as to the material terms and conditions of the Transaction. Each Party agrees to negotiate in good faith towards entering into the written, definitive and legally binding Transaction Documents containing, among other terms and conditions, those terms and conditions set forth in this Letter of Intent including, without limitation, those

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terms set forth in Paragraphs 2 and 3 hereof. Notwithstanding the foregoing, the provisions of this Paragraph and of Paragraphs 1, 2, 4, 6, 7, 8, 11, 12, 14, 17, and 18 hereof are agreed to be legally binding obligations of the Parties upon the execution and acceptance of this Letter of Intent.

The other provisions of the LOI shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Two on the date set forth above.

FAGEN, INC.		ILLINI BIO-ENERGY, LLC

By	Jennifer A. Johnson	By	Ernest D. Moody

Title	CFO	Title	Chairman